DNP SELECT INCOME FUND INC.

Up To $250,000,000 of Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

Dated: June 26, 2018

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EXHIBITS

Exhibit A	–	Form of Placement Notice
Exhibit B	–	Authorized Individuals for Placement Notices and Acceptances
Exhibit C	–	Compensation
Exhibit D-1	–	Form of Opinion of Fund Counsel
Exhibit D-2	–	Form of Negative Assurance Letter of Fund Counsel
Exhibit D-3	–	Form of Opinion of Special Maryland Counsel
Exhibit E-1	–	Form of Opinion of Adviser’s Counsel
Exhibit E-2		Form of Opinion of Special Illinois Counsel
Exhibit F-1	–	Form of Fund Officer’s Certificate
Exhibit F-2	–	Form of Adviser Officer’s Certificate
Exhibit G	–	Form of Opinion of Fund Counsel Semi-Annual & Annual Report Filings
Exhibit H	–	Form of CFO Certificate

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DNP SELECT INCOME FUND INC.

Up To $250,000,000 of Shares of Common Stock

EQUITY DISTRIBUTION AGREEMENT

June 26, 2018

Wells Fargo Securities, LLC

375 Park Avenue

New York, New York 10152

Ladies and Gentlemen:

DNP Select Income Fund Inc., a Maryland corporation (the “Fund”), and Duff & Phelps Investment Management Co., an Illinois corporation (the “Adviser”), confirm their respective agreements (this “Agreement”) with Wells Fargo Securities, LLC (“Wells Fargo Securities”), as follows:

The Fund agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through Wells Fargo Securities, acting as agent and/or principal, up to $250,000,000 of shares (the “Securities”) of the Fund’s common stock, par value $0.001 per share (the “Common Stock”). Notwithstanding anything to the contrary contained herein, the parties hereto agree that compliance with the limitations set forth in Section 1 regarding the number of the Securities issued and sold under this Agreement shall be the sole responsibility of the Fund, and Wells Fargo Securities shall have no obligation in connection with such compliance. The issuance and sale of the Securities through Wells Fargo Securities will be effected pursuant to the Registration Statement (as defined below) filed by the Fund and declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Fund to use the Registration Statement to issue the Securities. The Fund agrees that whenever it determines to sell Securities directly to Wells Fargo Securities as principal it will enter into a separate written agreement containing the terms and conditions of such sale.

The Fund has entered into (i) an Amended and Restated Investment Advisory Agreement with the Adviser dated as of May 5, 2010 (the “Investment Management Agreement”), (ii) a Custody Agreement with The Bank of New York, now known as the Bank of New York Mellon, dated as of February 26, 1999 (the “Custody Agreement”), (iii) a Foreign Custody Management Agreement with The Bank of New York, dated as of March 8, 2000 (the “Foreign Custody Agreement”), (iv) a Transfer Agency Services Agreement with Computershare Inc. dated as of January 26, 1987 (the “Transfer Agency Agreement”), (v) an Amended and Restated Administration and Accounting Services Agreement with J.J.B. Hilliard, W.L. Lyons dated as of August 31, 2010, (the “Administration Agreement”), (vi) a Fund Accounting Agreement with The Bank of New York Mellon, dated February 26, 1999 (the “Accounting Agreement”), (vii) a Committed Facility Agreement with BNP Paribas Prime Brokerage, Inc. dated March 6, 2009, as amended (the “Facility Agreement”), (viii) a U.S. PB Agreement with BNP Paribas Prime Brokerage, Inc. dated as of March 6, 2009 (the “US PB Agreement”), (ix) an Amended and Restated Rehypothecation Side Letter with BNP Paribas Prime Brokerage International, Limited as successor to BNP Prime Brokerage, Inc. dated as of July 22, 2016 (the “RSL”), (x) a Service Agreement with the Adviser and Virtus Partners, Inc. dated as of May 1, 1998 (the “Service Agreement” and, collectively with the Investment Management Agreement, the Custody Agreement, the Foreign Custody Agreement, the Transfer Agency Agreement, the Administration Agreement, the Accounting Agreement, the Facility Agreement, the US PB Agreement and the RSL, the “Fund Agreements”). In addition, the Fund has adopted a dividend reinvestment plan (“Dividend Reinvestment Plan”) pursuant to which holders of common shares of beneficial interest shall have their dividends automatically reinvested in additional common shares of beneficial interest of the Fund unless they elect to receive such dividends in cash.

The Fund has filed, in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (collectively, the “Securities Act”) and the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “1940 Act”), with the Commission a registration statement on Form N-2 (File Nos. 333-223045 and 811-04915) (the “Original Registration Statement”), including a base prospectus (including the statement of additional information incorporated by reference therein) (the “Base Prospectus”), with respect to the Securities to be issued from time to time by the Fund. The Fund prepared a prospectus supplement specifically relating to the Securities (the “Prospectus Supplement”) to the Base Prospectus, to be filed with the Commission pursuant to Rule 497 under the Securities Act. The Fund shall furnish to Wells Fargo Securities, for use by Wells Fargo Securities, copies of the Base Prospectus, as supplemented by the Prospectus Supplement, relating to the Securities. Except where the context otherwise requires, the Original Registration Statement, as amended when it became effective, including all documents filed as part thereof, and including any information contained in a Prospectus Supplement subsequently filed with the Commission pursuant to Rule 497 under the Securities Act is herein called the “Registration Statement.” The Base Prospectus, as it may be supplemented by the Prospectus Supplement, in the form in which such prospectus and/or Prospectus Supplement have most recently been filed by the Fund with the Commission pursuant to Rule 497 under the Securities Act, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, the Prospectus, or to any amendment or supplement thereto shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering Analysis and Retrieval System (“EDGAR”).

Any reference herein to the Registration Statement, the Prospectus or any amendment or supplement thereto shall be deemed to refer to and include the documents incorporated by reference therein, and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement or the Prospectus shall be deemed to refer to and include the filing after the execution hereof of any document with the Commission deemed to be incorporated by reference therein.

SECTION 1. Placements.

Each time that the Fund wishes to issue and sell the Securities hereunder (each, a “Placement”), it will notify Wells Fargo Securities by email notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Securities to be sold, which shall at a minimum include the number of Securities to be issued

(the “Placement Securities”), the time period during which sales are requested to be made, any limitation on the number of Securities that may be sold in any one day and any minimum price below which sales may not be made (a “Placement Notice”), a form of which containing such minimum sales parameters necessary is attached hereto as Exhibit A. The Placement Notice shall originate from any of the individuals from the Fund set forth on Exhibit B (with a copy to each of the other individuals from the Fund listed on such schedule), and shall be addressed to each of the individuals from Wells Fargo Securities set forth on Exhibit B, as such Exhibit B may be amended from time to time. If Wells Fargo Securities wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Fund, wishes to accept amended terms, Wells Fargo Securities will, prior to 4:30 p.m. (New York City time) on the business day following the business day on which such Placement Notice is delivered to Wells Fargo Securities, issue to the Fund a notice by email (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Fund and Wells Fargo Securities set forth on Exhibit B) setting forth the terms that Wells Fargo Securities is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Fund or Wells Fargo Securities until the Fund delivers to Wells Fargo Securities an acceptance by email (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which email shall be addressed to all of the individuals from the Fund and Wells Fargo Securities set forth on Exhibit B. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Fund of Wells Fargo Securities’ acceptance of the terms of the Placement Notice or upon receipt by Wells Fargo Securities of the Fund’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Securities has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of this paragraph, the Fund terminates the Placement Notice, (iii) the Fund issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 12 or (v) either party shall have suspended the sale of the Placement Securities in accordance with Section 3 below. The amount of any discount, commission or other compensation to be paid by the Fund to Wells Fargo Securities in connection with the sale of the Placement Securities shall be calculated in accordance with the terms set forth in Exhibit C. It is expressly acknowledged and agreed that neither the Fund nor Wells Fargo Securities will have any obligation whatsoever with respect to a Placement or any Placement Securities unless and until the Fund delivers a Placement Notice to Wells Fargo Securities and either (i) Wells Fargo Securities accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Fund accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

SECTION 2. Sale of Placement Securities by Wells Fargo Securities.

Subject to the provisions of Section 5(a), Wells Fargo Securities, for the period specified in the Placement Notice, will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell the Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). Wells Fargo Securities will provide written confirmation to the Fund no later than the opening of the Trading Day (as defined below) immediately following the Trading Day on which it has made sales of Placement Securities hereunder setting forth the number of Placement Securities sold on such day, the compensation payable by the Fund to Wells Fargo Securities pursuant to Section 1 with respect to such sales, and the Net Proceeds (as defined below) payable to the Fund, with an itemization of the deductions made by Wells Fargo Securities (as set forth in Section 5(b)) from the gross proceeds that it receives from such sales. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Wells Fargo Securities may sell Placement Securities by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Securities Act, including without limitation sales made directly on the NYSE, on any other existing trading market for the Common Stock or to or through a market maker, in each case at or above the then-current net asset value of the Common Stock, exclusive of any distributing commission or discount, in accordance with Section 23(b) of the 1940 Act. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable), Wells Fargo Securities may also sell Placement Securities by any other method permitted by law, including but not limited to privately negotiated transactions. The Fund and the Adviser acknowledge and agree that (i) there can be no assurance that Wells Fargo Securities will be successful in selling Placement Securities, and (ii) Wells Fargo Securities will incur no liability or obligation to the Fund, the Adviser or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Wells Fargo Securities to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 2. For the purposes hereof, “Trading Day” means any day on which shares of Common Stock are purchased and sold on the principal market on which the Common Stock is listed or quoted.

SECTION 3. Suspension of Sales. The Fund or Wells Fargo Securities may, upon notice to the other party in writing (including by email correspondence to each of the individuals of the other party set forth on Exhibit B, if receipt of such correspondence is actually acknowledged by any of the individuals to whom the notice is sent, other than via auto-reply) or by telephone (confirmed immediately by verifiable facsimile transmission or email correspondence to each of the individuals of the other party set forth on Exhibit B), suspend any sale of Placement Securities; provided, however, that such suspension shall not affect or impair either party’s obligations with respect to any Placement Securities sold hereunder prior to the receipt of such notice. Each of the parties agrees that no such notice under this Section 3 shall be effective against the other unless it is made to one of the individuals named on Exhibit B hereto, as such Exhibit B may be amended from time to time.

SECTION 4. Representations and Warranties.

(a)       Representations and Warranties by the Fund and the Adviser. The Fund and the Adviser, jointly and severally, represent and warrant to Wells Fargo Securities as of the date hereof and as of each Representation Date (as defined below) on which a certificate is required to be delivered pursuant to Section 6(o) of this Agreement, as of each Applicable Time and as of each Settlement Date (as defined below), and agrees with Wells Fargo Securities, as follows:

(1)       Compliance with Registration Requirements. The Securities have been duly registered under the Securities Act, pursuant to the Registration Statement. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and has been filed under the 1940 Act, and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Adviser, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. Each Prospectus and the Registration Statement complied when filed with the Commission in all material respects with the requirements of the Securities Act.

(A) The Registration Statement in the form in which it became effective and also in such form as it may be when any post-effective amendment thereto shall become effective and (B) the Prospectus and any amendment or supplement thereto when filed with the Commission pursuant to Rule 497 under the Securities Act and as of the date hereof, as of the time of each sale of Placement Securities pursuant to this Agreement (the “Applicable Time”) and as of each Settlement Date did or will, comply in all material respects with the requirements of the Securities Act and the 1940 Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Fund makes no representations or warranties as to the information contained in or omitted from the Registration Statement or Prospectus in reliance upon and in conformity with information furnished in writing to the Fund by or on behalf of Wells Fargo Securities specifically for inclusion therein.

The representations and warranties set forth in the immediately preceding paragraph shall not apply to statements in or omissions from the Registration Statement or the Prospectus, as amended or supplemented, made in reliance upon and in conformity with information furnished to the Fund in writing by Wells Fargo Securities expressly for use therein. For purposes of this Agreement, the only information so furnished shall be Wells Fargo Securities’ name (the “Agent Information”).

The Fund’s registration statement on Form 8-A under the Exchange Act is effective.

(2)       Independent Accountants. The accountants whose reports appear in the Prospectus or are incorporated by reference therein, are, and during the periods covered by such reports were, registered independent public accountants as required by the

Securities Act, the 1940 Act and the Exchange Act and the Public Company Accounting Oversight Board.

(3)       Financial Statements. The financial statements of the Fund included in the Registration Statement and the Prospectus, together with the related schedules (if any) and notes, present fairly the financial position of the Fund at the dates indicated and the results of operations and cash flows of the Fund for the periods specified; and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the Securities Act and the 1940 Act. The supporting schedules, if any, included in the Registration Statement present fairly, in accordance with GAAP, the information required to be stated therein, and the other financial and statistical information and data included in the Registration Statement and the Prospectus are accurately derived from such financial statements and the books and records of the Fund.

(4)       No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no Fund Material Adverse Effect, (B) there have been no transactions entered into by the Fund which are material with respect to the Fund other than those in the ordinary course of its business as described in the Prospectus and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its Common Stock.

(5)       Good Standing of the Fund. The Fund has been duly formed and is validly existing in good standing as a corporation under the laws of Maryland and has the full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement and the Fund Agreements; and the Fund is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification, except where the failure to be so qualified or in good standing would not reasonably be expected to have a Fund Material Adverse Effect.

(6)       No Subsidiaries. The Fund has no subsidiaries.

(7)       Investment Company Status. The Fund is duly registered as a closed-end, diversified management investment company under the 1940 Act and the 1940 Act Notification has been duly filed with the Commission. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the 1940 Act Notification or the Registration Statement.

(8)       Officers and Directors. No person is serving or acting as an officer, trustee or investment adviser of the Fund except in accordance with the provisions of the 1940 Act. Except as disclosed in the Registration Statement and the Prospectus, no director of the Fund is (A) an “interested person” (as defined in the 1940 Act) of the Fund or (B) an “affiliated person” (as defined in the 1940 Act) of any Underwriter. For purposes of this Section 4(a)(8), the Fund and the Adviser shall be entitled to rely on representations from such officers and directors.

(9)       Capitalization. The Fund’s authorized equity capitalization is as set forth in the Registration Statement and the Prospectus; the capital stock of the Fund conforms in all material respects to the description thereof contained in the Registration Statement and the Prospectus; all outstanding shares of Common Stock have been duly and validly authorized and issued and are fully paid and nonassessable; the Placement Securities have been duly and validly authorized, and, when issued and delivered against payment therefor pursuant to this Agreement, will be validly issued and fully paid and nonassessable; the Placement Securities are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE; the certificates, if any, for the Placement Securities are in valid and sufficient form; the holders of outstanding shares of Common Stock are not entitled to preemptive or other rights to subscribe for the Placement Securities; and, except as set forth in the Registration Statement or the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Fund are outstanding.

(10)       Power and Authority. The Fund has full power and authority to enter into this Agreement and the Fund Agreements; the execution and delivery of, and the performance by the Fund of its obligations under this Agreement and the Fund Agreements have been duly and validly authorized by the Fund; and this Agreement and the Fund Agreements have been duly executed and delivered by the Fund and constitute the valid and legally binding agreements of the Fund, enforceable against the Fund in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Fund’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(11)       Approval of Investment Management Agreement. The Fund’s Board of Directors and the Fund’s stockholders have approved the Investment Management Agreement in accordance with Section 15 of the 1940 Act.

(12)       Agreements’ Compliance with Law. This Agreement and each of the Fund Agreements comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act.

(13)       Absence of Defaults and Conflicts. The Fund is not (i) in violation of its Organizational Documents, (ii) in breach or default in the performance of the terms of any indenture, contract, lease, mortgage, declaration of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject or (iii) in violation of any law, ordinance, administrative or governmental rule or regulation applicable to the Fund or of any decree of the Commission, FINRA, any state securities commission, any foreign securities commission, any national securities exchange, any arbitrator, any court or any other governmental, regulatory, self-regulatory or administrative agency or any official having jurisdiction over the Fund, except in the case of clauses (ii) or (iii) any such breach, default or violation that, individually or in the aggregate, would not reasonably be expected to have a Fund Material Adverse Effect.

(14)       Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund, threatened, against or affecting the Fund which is required to be disclosed in the Registration Statement and Prospectus (other than as disclosed therein), or that would reasonably be expected to result in a Fund Material Adverse Effect, or that would reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations under this Agreement or the Fund Agreements; the aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required by the Securities Act and the 1940 Act, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Fund Material Adverse Effect.

(15)       Accuracy of Descriptions and Exhibits. The statements set forth under the headings “Description of Capital Stock,” “Certain Provisions in the Charter and By-Laws,” “Certain United States Federal Income Tax Considerations” and “Taxes” in the Registration Statement and the Prospectus, insofar as such statements purport to summarize certain provisions of the 1940 Act, Maryland law, the Fund’s Organizational Documents, U.S. federal income tax law and regulations or legal conclusions with respect thereto, fairly and accurately summarize such matters in all material respects; all descriptions in the Registration Statement and the Prospectus of any Fund Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements required to be described or referred to in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described or filed as required by the Securities Act or the 1940 Act which have not been so described and filed as required.

(16)       Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Fund of its obligations under this Agreement or the Fund Agreements, for the offering, issuance, sale or delivery of the Securities hereunder, or for the consummation of any of the other transactions contemplated by this Agreement or the Fund Agreements, in each case on the terms contemplated by the Registration Statement, and the Prospectus, except such as have been already obtained and under the Securities

Act, the 1940 Act, the rules and regulations of FINRA and the NYSE and such as may be required under state securities laws.

(17)       Non-Contravention. Neither the execution, delivery or performance of this Agreement, the Fund Agreements nor the consummation by the Fund of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the Organizational Documents of the Fund, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Fund is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Fund or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to the terms of any agreement or instrument to which the Fund is a party or by which the Fund may be bound or to which any of the property or assets of the Fund is subject, except in the case of clauses (ii) and (iii) any conflicts or violations that, individually or in the aggregate, would not reasonably be expected to have a Fund Material Adverse Effect.

(18)       Possession of Licenses and Permits. The Fund has such licenses, permits and authorizations of governmental or regulatory authorities (“Permits”) as are necessary to own its property and to conduct its business in the manner described in the Prospectus; the Fund has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows or, after notice or lapse of time, would allow, revocation or termination thereof or results in any other material impairment of the rights of the Fund under any such Permit, subject in each case to such qualification as may be set forth in the Prospectus; and none of such Permits contains any restriction that is materially burdensome to the Fund.

(19)       Distribution of Offering Material. The Fund has not distributed and will not distribute any offering material in connection with the offering and sale of the Securities to be sold hereunder by Wells Fargo Securities as principal or agent for the Fund, other than the Prospectus.

(20)       Absence of Registration Rights. There are no persons with registration rights or other similar rights to have any securities (debt or equity) (A) registered pursuant to the Registration Statement or included in the offering contemplated by this Agreement or (B) otherwise registered by the Fund under the Securities Act or the 1940 Act. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Fund pursuant to this Agreement.

(21)       FINRA Matters. All of the information provided to Wells Fargo Securities or to counsel for Wells Fargo Securities by the Fund, and, to the knowledge of the Fund after reasonable inquiry, its officers and directors in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules is true, complete and correct in all material respects.

(22)       Tax Returns. The Fund has filed all tax returns that are required to be filed and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Fund Material Adverse Effect.

(23)       Subchapter M. The Fund is currently in compliance with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”) to qualify as a regulated investment company under the Code and intends to direct the investment of the net proceeds of the offering of the Securities in such a manner as to comply with the requirements of Subchapter M of the Code.

(24)       Insurance. The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which it is engaged and which the Fund deems adequate; all policies of insurance insuring the Fund or its business, assets, employees, officers and trustees, including its fidelity bond required by Rule 17g-1 under the 1940 Act and the Fund’s directors and officers/errors and omissions insurance policy, are in full force and effect; the Fund is in compliance with the terms of such fidelity bond and policy in all material respects; there are no claims by the Fund under any such fidelity bond or policy as to which any insurance company is denying liability or defending under a reservation of rights clause; the Fund has not been refused any insurance coverage sought or applied for; and the Fund has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that could not have a Fund Material Adverse Effect.

(25)       Accounting Controls and Disclosure Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorizations and with the investment objectives, policies and restrictions of the Fund and the applicable requirements of the 1940 Act and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to calculate net asset value, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the 1940 Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Fund employs “internal control over financial reporting” (as such term is defined in Rule 30a-3 under the 1940 Act) and such internal control over financial reporting is and shall be effective as required by the 1940 Act. The Fund is not aware of any material weakness in its internal control over financial reporting. The Fund employs “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures are effective.

(26)       Compliance with the Sarbanes-Oxley Act. There is and has been no failure on the part of the Fund or any of the directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act and the rules and regulations promulgated in connection therewith, including Sections 302 and 906 related to certifications.

(27)       Fund Compliance with Policies and Procedures. The Fund has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Fund, including policies and procedures that provide oversight of compliance for each investment adviser, administrator and transfer agent of the Fund.

(28)       Absence of Manipulation. Other than excepted activity pursuant to Regulation M under the Exchange Act, the Fund has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.

(29)       Statistical, Demographic or Market-Related Data. Any statistical, demographic or market-related data included in the Registration Statement or the Prospectus is based on or derived from sources that the Fund believes to be reliable and accurate and all such data included in the Registration Statement or the Prospectus accurately reflects the materials upon which it is based or from which it was derived.

(30)       No Unlawful Payments. Neither the Fund nor any director or officer of the Fund nor, to the knowledge of the Fund, any employee, agent, affiliate or other person associated with or acting on behalf of the Fund is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Fund has instituted, maintained and enforced, and will continue to maintain and enforce, as required by applicable law, policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(31)       Money Laundering Laws. The operations of the Fund are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements, including those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental or regulatory agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the Fund with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Fund is, threatened.

(32)       No Conflicts with Sanction Laws. Neither the Fund nor any director or officer of the Fund nor, to the knowledge of the Fund, any employee, agent, affiliate or other person associated with or acting on behalf of the Fund is currently the subject or the target of any sanctions administered or enforced by the U.S. Government, (including, without limitation, OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the UNSC, the European Union, Her Majesty’s Treasury (“HMT”), or other relevant sanctions authority (collectively, “Sanctions”), nor is the Fund, any of its subsidiaries located, organized or resident in a country or territory that is the subject or the target of Sanctions, including, without limitation, Cuba, Burma (Myanmar), Iran, North Korea, Sudan and Syria (each, a “Sanctioned Country”); and the Fund will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that could result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, the Fund has not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(33)       Actively Traded Security. The Common Stock is an “actively traded security” excepted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(34)       Lending Relationship. Except as disclosed in the Registration Statement and the Prospectus, the Fund does not have any outstanding borrowings from, nor is a party to any line of credit, credit agreement or other credit facility or otherwise has a borrowing relationship with, any bank or other lending institution affiliated with Wells Fargo Securities, and the Fund does not intend to use any of the proceeds from the sale of the Securities to repay any debt owed to Wells Fargo Securities or any affiliate thereof.

(35)       Transfer Taxes. There are no stock or other transfer taxes, stamp duties, capital duties or other similar duties, taxes or charges payable in connection with the execution or delivery of this Agreement by the Fund or the issuance or sale by the Fund of the Securities to be sold by the Fund to Wells Fargo Securities hereunder.

(36)       Proprietary Trading by Wells Fargo Securities. The Fund acknowledges and agrees that Wells Fargo Securities has informed the Fund that Wells Fargo Securities may, to the extent permitted under the Securities Act and the Exchange Act, purchase and sell shares of Common Stock for its own account while this Agreement is in effect, and shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Wells Fargo Securities in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)       Representations and Warranties by the Adviser. The Adviser represents and warrants Wells Fargo Securities as of the date hereof and as of each Representation Date on which a certificate is required to be delivered pursuant to Section 6(o) of this Agreement, as of each Applicable Time and as of each Settlement Date, and agrees with Wells Fargo Securities, as follows:

(1)       Adviser Status. The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act, from acting under the Investment Management Agreement as contemplated by the Prospectus.

(2)       Capitalization. The Adviser has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus and under this Agreement and the Investment Management Agreement.

(3)       No Material Adverse Change in Business. Since the respective dates as of which information is given in the Prospectus, except as otherwise stated therein, (A) there has been no Adviser Material Adverse Effect and (B) there have been no transactions entered into by the Adviser which are material with respect to the Adviser other than those in the ordinary course of its business as described in the Prospectus.

(4)       Good Standing. The Adviser has been duly formed and is validly existing in good standing as a limited partnership under the laws of the jurisdiction of its organization and has the full power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under this Agreement; and the Adviser is duly qualified to transact business and is in good standing under the laws of each jurisdiction which requires qualification.

(5)       Power and Authority. The Adviser has full power and authority to enter into this Agreement and the Investment Management Agreement; the execution and delivery of, and the performance by the Adviser of its obligations under this Agreement and the Investment Management Agreement have been duly and validly authorized by the Adviser; and this Agreement and the Investment Management Agreement have been duly executed and delivered by the Adviser and constitute the valid and legally binding agreements of the Adviser, enforceable against the Adviser in accordance with their terms, except as rights to indemnity and contribution may be limited by federal or state securities laws and subject to the qualification that the enforceability of the Adviser’s obligations hereunder and thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and other laws relating to or affecting creditors’ rights generally and by general equitable principles.

(6)       Description of the Adviser. The description of the Adviser and its business and the statements attributable to the Adviser in the Prospectus complied and comply in all material respects with the provisions of the Securities Act, the 1940 Act and the Advisers Act and did not and will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(7)       Non-Contravention. Neither the execution, delivery or performance of this Agreement or the Investment Management Agreement nor the consummation by the Fund or the Adviser of the transactions herein or therein contemplated (i) conflicts or will conflict with or constitutes or will constitute a breach of the Organizational Documents of the Adviser, (ii) conflicts or will conflict with or constitutes or will constitute a breach of or a default under, any agreement, indenture, lease or other instrument to which the Adviser is a party or by which it or any of its properties may be bound or (iii) violates or will violate any statute, law, regulation or filing or judgment, injunction, order or decree applicable to the Adviser or any of its properties or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Adviser pursuant to the terms of any agreement or instrument to which the Adviser is a party or by which the Adviser may be bound or to which any of the property or assets of the Adviser is subject.

(8)       Agreements’ Compliance with Laws. This Agreement, the Investment Management Agreement and comply in all material respects with all applicable provisions of the 1940 Act and the Advisers Act.

(9)       Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Adviser, threatened, against or affecting the Adviser which is required to be disclosed in the Prospectus (other than as disclosed therein), or that could reasonably be expected to result in an Adviser Material Adverse Effect, or that could reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Adviser of its obligations under this Agreement or the Investment Management Agreement; the aggregate of all pending legal or governmental proceedings to which the Adviser is a party or of which any of its property or assets is the subject which are not described in the Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in an Adviser Material Adverse Effect.

(10)       Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, and (B) no authorization, approval, vote or other consent of any other person or entity, is necessary or required for the performance by the Adviser of its obligations under this Agreement or the Investment Management Agreement, except such as have been already obtained under the Securities Act, the 1940 Act, the rules and regulations of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Adviser.

(11)       Possession of Permits. The Adviser has such Permits as are necessary to own its property and to conduct its business in the manner described in the Prospectus; the Adviser has fulfilled and performed all its material obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the Adviser under any such Permit.

(12)       Adviser Compliance with Policies and Procedures. The Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violation of the Advisers Act by the Adviser and its supervised persons.

(13)       Absence of Manipulation. The Adviser has not taken and will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Placement Securities, and the Adviser is not aware of any such action taken or to be taken by any affiliates of the Adviser, other than such actions as taken by the Underwriters that are affiliates of the Adviser, so long as such actions are in compliance with all applicable law.

(14)       Promotional Materials. In the event that the Fund or the Adviser makes available any promotional materials related to the Placement Securities or the transactions contemplated hereby intended for use only by registered broker-dealers and registered representatives thereof by means of an Internet web site or similar electronic means, the Adviser will install and maintain, or will cause to be installed and maintained, pre-qualification and password-protection or similar procedures which are reasonably designed to effectively prohibit access to such promotional materials by persons other than registered broker-dealers and registered representatives thereof.

(15)       Internal Controls. The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with management’s general or specific authorization.

(16)       Money Laundering Laws. The operations of the Adviser and its subsidiaries are and have been conducted at all times in compliance with Anti-Money Laundering Laws and no action, suit or proceeding by or before any court or governmental or regulatory agency, authority or body or any arbitrator involving the

Adviser or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Adviser or any of its subsidiaries is, threatened.

(17)       No Unlawful Payments. Neither the Adviser nor any of its subsidiaries nor any director, officer, or employee of the Adviser or any of its subsidiaries nor, to the knowledge of the Adviser, any agent, affiliate or other person associated with or acting on behalf of the Adviser or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that has resulted or would result in (i) the use of any funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) the making or taking of an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government or regulatory official or employee, including of any government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office; (iii) a violation by any such person of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, or committed an offence under the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption laws; or (iv) the making, offering, requesting or taking of, or the agreement to take, an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Adviser and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote and ensure compliance with all applicable anti-bribery and anti-corruption laws.

(18)       No Conflicts with Sanction Laws. Neither the Adviser nor any of its subsidiaries, directors, officers or employees, nor, to the knowledge of the Adviser, any agent, employee or affiliate or other person associated with or acting on behalf of the Adviser or any of its subsidiaries is currently the subject or the target of any Sanctions, nor is the Adviser, any of its subsidiaries located, organized or resident in a Sanctioned Country; and the Adviser will not directly or indirectly use any of the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or the target of any Sanctions, (ii) to fund or facilitate any activities of or any business in any Sanctioned Country or (iii) in any other manner that could result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of any Sanctions. For the past five years, the Adviser and its subsidiaries have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any person that at the time of the dealing or transaction is or was the subject or the target of any Sanctions or with any Sanctioned Country.

(c)       Certificates. Any certificate signed by any officer of the Fund or any of its subsidiaries and delivered to Wells Fargo Securities or to counsel for Wells Fargo Securities shall be deemed a representation and warranty by the Fund to Wells Fargo Securities as to the matters covered thereby.

SECTION 5. Sale and Delivery to Wells Fargo Securities; Settlement.

(a)       Sale of Placement Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, upon Wells Fargo Securities’ acceptance of the terms of a Placement Notice or upon receipt by Wells Fargo Securities of an Acceptance, as the case may be, and unless the sale of the Placement Securities described therein has been declined, suspended, or otherwise terminated in accordance with the terms of this Agreement, Wells Fargo Securities, for the period specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable), will use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities up to the amount specified, and otherwise in accordance with the terms of such Placement Notice (as amended by the corresponding Acceptance, if applicable). The Fund acknowledges and agrees that (i) there can be no assurance that Wells Fargo Securities will be successful in selling Placement Securities, (ii) Wells Fargo Securities will incur no liability or obligation to the Fund or any other person or entity if it does not sell Placement Securities for any reason other than a failure by Wells Fargo Securities to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Placement Securities as required under this Section 5 and (iii) Wells Fargo Securities shall be under no obligation to purchase Securities on a principal basis pursuant to this Agreement, except as otherwise agreed by Wells Fargo Securities in the Placement Notice (as amended by the corresponding Acceptance, if applicable).

(b)       Settlement of Placement Securities. Unless otherwise specified in the applicable Placement Notice (as amended by the corresponding Acceptance, if applicable), settlement for sales of Placement Securities will occur on the second (2nd) Trading Day (or such earlier day as is industry practice for regular-way trading) following the date on which such sales are made (each, a “Settlement Date”). The amount of proceeds to be delivered to the Fund on a Settlement Date against receipt of the Placement Securities sold (the “Net Proceeds”) will be equal to the aggregate sales price received by Wells Fargo Securities at which such Placement Securities were sold, after deduction for (i) Wells Fargo Securities’ commission, discount or other compensation for such sales payable by the Fund, (ii) any other amounts due and payable by the Fund to Wells Fargo Securities hereunder pursuant to Section 7(a) hereof, and (iii) any transaction fees imposed by any governmental or self-regulatory organization in respect of such sales.

(c)       Delivery of Placement Securities. On or before each Settlement Date, the Fund will, or will cause its transfer agent to, electronically transfer the Placement Securities being sold by crediting Wells Fargo Securities’ or its designee’s account (provided Wells Fargo Securities shall have given the Fund written notice of such designee prior to the Settlement Date) at The Depository Trust Fund through its Deposit and Withdrawal at Custodian System or by such other means of delivery as may be mutually agreed upon by the parties hereto which in all cases shall be freely tradable, transferable, registered shares in good deliverable form. On each Settlement Date, Wells Fargo Securities will deliver the related Net Proceeds in same day funds to an account designated by the Fund on, or prior to, the Settlement Date. If the Fund, or its transfer agent (if applicable), defaults in its obligation to deliver Placement Securities on a Settlement Date, the Fund agrees that in addition to and in no way limiting the rights and obligations set forth in Section 9(a) hereof, it will (i) hold Wells Fargo Securities harmless against any loss, liability, claim, damage, or expense whatsoever (including reasonable legal fees and expenses), as incurred, arising out of or in connection with such default by the Fund or its transfer agent and (ii) pay to Wells Fargo Securities any commission, discount, or other compensation to which it would otherwise have been entitled absent such default.

(d)       Denominations; Registration. Any certificates for the Securities shall be in such denominations and registered in such names as Wells Fargo Securities may request in writing at least one full business day before the Settlement Date. Any certificates for the Securities will be made available for examination and packaging by Wells Fargo Securities in The City of New York not later than noon (New York time) on the business day prior to the Settlement Date. The Fund shall deliver the Securities, if any, through the facilities of The Depository Trust Fund unless Wells Fargo Securities shall otherwise instruct.

(e)       Black-out Limitations. Notwithstanding any other provision of this Agreement, the Fund shall not offer or sell, or instruct Wells Fargo Securities to offer or sell, any Placement Securities through Wells Fargo Securities as agent (and, by notice to Wells Fargo Securities given by telephone (confirmed promptly by telecopy or email), shall cancel any instructions for any such offer or sale of any Placement Securities prior to the commencement of the periods referenced below), and Wells Fargo Securities shall not be obligated to make any such offer or sale of Placement Securities, during any period in which the Fund is, or could be deemed to be, in possession of material non-public information.

SECTION 6. Covenants of the Fund and the Adviser. The Fund and the Adviser, jointly and severally, covenants with Wells Fargo Securities as follows:

(a)       Registration Statement Amendments; Payment of Fees. After the date of this Agreement and during any period in which a Prospectus relating to any Placement Securities is required to be delivered by Wells Fargo Securities under the Securities Act, the Fund (i) will notify Wells Fargo Securities promptly of the time when any subsequent amendment to the Registration Statement has been filed with the Commission and/or has become effective or any subsequent supplement to the Prospectus has been filed and of any comment letter from the Commission or any request by the Commission for any amendment or supplement to the Registration Statement or Prospectus or for additional information; (ii) will prepare and file with the Commission, promptly upon Wells Fargo Securities’ request, any amendments or supplements to the Registration Statement or Prospectus that, in Wells Fargo Securities’ reasonable opinion, may be necessary or advisable in connection with the distribution of the Placement Securities by Wells Fargo Securities (provided, however, that the failure of Wells Fargo Securities to make such request shall not relieve the Fund of any obligation or liability hereunder, or affect Wells Fargo Securities’ right to rely on the representations and warranties made by the Fund in this Agreement); (iii) will not file any amendment or supplement to the Registration Statement or Prospectus, other than documents incorporated by reference, relating to the Placement Securities or a security convertible into the Placement Securities unless a copy thereof has been submitted to Wells Fargo Securities within a reasonable period of time before the filing and Wells Fargo Securities has not reasonably objected thereto (provided, however, that the failure of Wells Fargo Securities to make such objection shall not relieve the Fund of any obligation or liability hereunder, or affect Wells Fargo Securities’ right to rely on the representations and warranties made by the Fund in this Agreement) and the Fund will furnish to Wells Fargo Securities at the time of filing thereof a copy of any document that upon filing is deemed to be incorporated by reference into the Registration Statement or Prospectus, except for those documents available via EDGAR; and (iv) will cause each amendment or supplement to the Prospectus, other than documents incorporated by reference, to be filed with the Commission as required pursuant to the applicable paragraph of Rule 497 the Securities Act.

(b)       Notice of Commission Stop Orders. The Fund will advise Wells Fargo Securities, promptly after it receives notice or obtains knowledge thereof, of the issuance or threatened issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any other order preventing or suspending the use of the Prospectus, or of the suspension of the qualification of the Placement Securities for offering or sale in any jurisdiction or of the loss or suspension of any exemption from any such qualification, or of the initiation or threatening of any proceedings for any of such purposes. The Fund will make every reasonable effort to prevent the issuance of any stop order, the suspension of any qualification of the Securities for offering or sale and any loss or suspension of any exemption from any such qualification, and if any such stop order is issued or any such suspension or loss occurs, to obtain the lifting thereof at the earliest possible moment.

(c)       Delivery of Registration Statement and Prospectus. The Fund will furnish to Wells Fargo Securities and its counsel (at the expense of the Fund) copies of the Registration Statement, the Prospectus (including all documents incorporated by reference therein) and all amendments and supplements to the Registration Statement or Prospectus that are filed with the Commission during any period in which a Prospectus relating to the Placement Securities is required to be delivered under the Securities Act (including all documents filed with the Commission during such period that are deemed to be incorporated by reference therein), in each case as soon as reasonably practicable and in such quantities and at such locations as Wells Fargo Securities may from time to time reasonably request. The copies of the Registration Statement and the Prospectus and any supplements or amendments thereto furnished to Wells Fargo Securities will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)       Continued Compliance with Securities Laws. If at any time when a Prospectus is required by the Securities Act, the 1940 Act or the Exchange Act to be delivered in connection with a pending sale of the Placement Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for Wells Fargo Securities or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein in the light of the circumstances existing at the time it is delivered to a purchaser not misleading, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the Securities Act, the Fund will promptly notify Wells Fargo Securities to suspend the offering of Placement Securities during such period and the Fund will promptly prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to Wells Fargo Securities such number of copies of such amendment or supplement as Wells Fargo Securities may reasonably request.

(e)       Blue Sky and Other Qualifications. The Fund will use its best efforts, in cooperation with Wells Fargo Securities, to qualify the Placement Securities for offering and sale, or to obtain an exemption for the Securities to be offered and sold, under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Wells Fargo Securities may designate and to maintain such qualifications and exemptions in effect for so long as required for the distribution of the Securities (but in no event for less than one year from the date of this Agreement); provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Placement Securities have been so qualified or exempt, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification or exemption, as the case may be, in effect for so long as required for the distribution of the Placement Securities (but in no event for less than one year from the date of this Agreement).

(f)       Rule 158. As soon as practicable, the Fund will make generally available to its securityholders and to Wells Fargo Securities an earnings statement or statements of the Fund which will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act.

(g)       Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under “Use of Proceeds.”

(h)       Listing. During any period in which the Prospectus relating to the Placement Securities is required to be delivered by Wells Fargo Securities under the Securities Act with respect to a pending sale of the Placement Securities, the Fund will use its commercially reasonable efforts to cause the Placement Securities to be listed on the NYSE.

(i)       Filings with the NYSE. The Fund will timely file with the NYSE all material documents and notices required by the NYSE of companies that have or will issue securities that are traded on the NYSE.

(j)       Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the Securities Act, the 1940 Act, will file all documents required to be filed with the Commission pursuant to the Securities Act or the 1940 Act or within the time periods required by the Exchange Act or the 1940 Act.

(k)       Notice of Other Sales. The Fund will not, without giving Wells Fargo Securities at least three (3) business days prior written notice of a proposed sale, directly or indirectly, offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of

Common Stock (other than the Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire, shares of Common Stock during the period beginning on the fifth (5th) Trading Day immediately prior to the date on which any Placement Notice is delivered to Wells Fargo Securities hereunder and ending on the fifth (5th) Trading Day immediately following the final Settlement Date with respect to Placement Securities sold pursuant to such Placement Notice; without the prior written consent of Wells Fargo Securities, the Fund will not directly or indirectly engage in any other “at-the-market” or continuous equity transaction offer to sell, sell, contract to sell, grant any option to sell or otherwise dispose of any shares of Common Stock (other than the Placement Securities offered pursuant to the provisions of this Agreement) or securities convertible into or exchangeable for shares of Common Stock, warrants or any rights to purchase or acquire, shares of Common Stock to the tenth (10th) Trading Day immediately following the final Settlement Date with respect to Placement Securities sold pursuant to such Placement Notice; provided, however, that such restrictions will not be required in connection with the Fund’s issuance or sale of shares of Common Stock pursuant to (i) the Dividend Reinvestment Plan, and (ii) conversion of securities or the exercise of warrants, options or other rights in effect or outstanding as of the date of this Agreement.

(l)       Change of Circumstances. The Fund will, at any time during a fiscal quarter in which the Fund intends to tender a Placement Notice or sell Placement Securities, advise Wells Fargo Securities promptly after it shall have received notice or obtained knowledge thereof, of any information or fact that would alter or affect in any material respect any opinion, certificate, letter or other document provided to Wells Fargo Securities pursuant to this Agreement.

(m)       Due Diligence Cooperation. The Fund will cooperate with any due diligence review conducted by Wells Fargo Securities or its agents, including, without limitation, providing information and making available documents and senior corporate officers, as Wells Fargo Securities may reasonably request; provided, however, that the Fund shall be required to make available documents and senior corporate officers only (i) at the Fund’s principal offices and (ii) during the Fund’s ordinary business hours. The parties acknowledge that the due diligence review contemplated by this Section 6(m) will include during the term of this Agreement a bring-down diligence conference among Wells Fargo Securities and certain officers of the Fund’s operations or legal departments upon the issuance by the Fund of a Placement Notice and a diligence conference to occur within five (5) business days (or such later time as Wells Fargo Securities may agree) following the Fund’s filing of each of its annual and semi-annual reports on Form N-CSR and N-CSRS (each, a “Report”), whereby the Fund and the Adviser will make their respective senior corporate officers, including portfolio managers, available to address certain diligence inquiries of Wells Fargo Securities and will provide such additional information and documents as Wells Fargo Securities may reasonably request. The requirement to conduct a due diligence session under this Section 6(m) shall be waived if at the time such due diligence session is required pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Securities; provided, however, that such waiver shall not apply for any Representation Date on which the Fund files its annual report on Form N-CSR. Notwithstanding the foregoing, if the Fund subsequently decides to issue a Placement Notice or otherwise resume the sale of Placement Securities prior to the next occurring Representation Date, the Fund shall conduct the due diligence session contemplated by this Section 6(m) at or prior to the issuance of such Placement Notice or the resumption of the sale of Placement Securities.

(n)    Representation Dates; Certificate. On the date hereof and:

(1)      each time the Fund:

(i)      files the Prospectus relating to the Placement Securities or amends or supplements the Registration Statement or the Prospectus relating to the Placement Securities by means of a post-effective amendment, sticker, or supplement but not by means of incorporation of documents by reference into the Registration Statement or the Prospectus relating to the Placement Securities;

(ii)     files an annual report on Form N-CSR;

(iii)    files a semi-annual report on Form N-CSRS; and

(2)       at any other time reasonably requested by Wells Fargo Securities (each such date of filing of one or more of the documents referred to in clauses (1)(i) through (iii) and any time of request pursuant to this Section 6(n) shall be a “Representation Date”), the Fund shall furnish Wells Fargo Securities with an officer’s certificate, in the form attached hereto as Exhibit F-1 and a certificate of the Fund’s Secretary or Assistant Secretary, in form and substance reasonably satisfactory to Wells Fargo Securities and the Adviser shall furnish Wells Fargo Securities with an officer’s certificate, in the form attached hereto as Exhibit F-2 and a certificate of the Adviser’s Secretary or Assistant Secretary, in form and substance reasonably satisfactory to Wells Fargo Securities. The requirement to provide a certificate under this Section 6(n) shall be waived for any Representation Date occurring at a time at which no Placement Notice (as amended by the corresponding Acceptance, if applicable) is pending, which waiver shall continue until the earlier to occur of the date the Fund delivers a Placement Notice hereunder (which for such calendar quarter shall be considered a Representation Date) and the next occurring Representation Date; provided, however, that such waiver shall not apply for any Representation Date on which the Fund files its annual report on Form N-CSR. Notwithstanding the foregoing, if the Fund subsequently decides to sell Placement Securities following a Representation Date when the Fund relied on such waiver and did not provide Wells Fargo Securities with a certificate under this Section 6(n), then before the Fund delivers the Placement Notice or Wells Fargo Securities sells any Placement Securities, the Fund shall provide Wells Fargo Securities with an officer’s certificate, in the form attached hereto as Exhibit F, and a certificate of the Fund’s Secretary or Assistant Secretary, in form and substance reasonably satisfactory to Wells Fargo Securities, each dated the date of the Placement Notice.

(o)       Legal Opinion of the Fund. On the date hereof and within three (3) Trading Days of each Representation Date with respect to which the Fund is obligated to deliver a certificate in the form attached hereto as Exhibit F-1 and F-2 for which no waiver is applicable, the Fund shall cause to be furnished to Wells Fargo Securities written opinions and letters of Mayer Brown LLP, counsel to the Fund (“Fund Counsel”), and Morrison & Foerster LLC, special Maryland counsel to the Fund (“Maryland Counsel”), or other counsel satisfactory to Wells Fargo

Securities, in form and substance satisfactory to Wells Fargo Securities and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibits D-1, D-2 and D-3, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions and letters for subsequent Representation Dates, Fund Counsel and Maryland Counsel may furnish Wells Fargo Securities with a letter (a “Reliance Letter”) to the effect that Wells Fargo Securities may rely on a prior opinion and letters delivered under this Section 6(o) to the same extent as if it were dated the date of such letters (except that statements in such prior opinions and letters shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). In the event that a Representation Date is triggered by the filing of a Report, only the letter identified in Exhibit G shall be required.

(p)       Legal Opinion of the Adviser. On the date hereof and within three (3) Trading Days of each Representation Date with respect to which the Fund is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, the Adviser shall cause to be furnished to Wells Fargo Securities written opinions and letters of Mark S. Flynn, Executive Vice President and General Counsel of the Adviser (“Adviser Counsel”), and Morgan, Lewis & Bockius LLP, special Illinois counsel to the Adviser (“Illinois Counsel”), or other counsel satisfactory to Wells Fargo Securities, in form and substance satisfactory to Wells Fargo Securities and its counsel, dated the date that the opinion is required to be delivered, substantially similar to the form attached hereto as Exhibits E-1 and E-2, respectively, modified, as necessary, to relate to the Registration Statement and the Prospectus as then amended or supplemented; provided, however, that in lieu of such opinions and letters for subsequent Representation Dates, Adviser Counsel and Illinois Counsel may furnish Wells Fargo Securities with a Reliance Letter to the effect that Wells Fargo Securities may rely on a prior opinion and letters delivered under this Section 6(p) to the same extent as if it were dated the date of such letters (except that statements in such prior opinions and letters shall be deemed to relate to the Registration Statement and the Prospectus as amended or supplemented at such Representation Date). In the event that a Representation Date is triggered by the filing of a Report, only the letter identified in Exhibit G shall be required.

(q)       Comfort Letter. On the date hereof and thereafter as of the date of each Report (other than the Fund’s annual report on Form N-CSR) and, during any period in which the Prospectus relating to the Placement Securities is required to be delivered by Wells Fargo Securities, each time that the Registration Statement is amended or the Prospectus supplemented to include additional amended financial information (a “Financial Amendment”) the Fund shall cause its independent accountants to furnish Wells Fargo Securities letters (the “Comfort Letters”), dated the date of each Representation Date, in form and substance satisfactory to Wells Fargo Securities, (i) confirming that they are independent public accountants within the meaning of the Securities Act and are in compliance with the applicable requirements relating to the qualification of accountants under Rule 2-01 of Regulation S-X of the Commission, (ii) stating, as of such date, the conclusions and findings of such firm with respect to the financial information and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings (the first such letter, the “Initial Comfort Letter”) and (iii) updating the Initial Comfort Letter with any information that would have been included in the Initial Comfort Letter had it been given on such date and modified as necessary to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. Notwithstanding the foregoing, in the event that the Report requiring a Comfort Letter is the Fund’s semi-annual report, the Fund shall also deliver, in addition to the Comfort Letter, to Wells Fargo Securities on the date of the applicable Report a certificate of the Fund’s chief financial officer substantially in the form attached hereto as Exhibit H (the “CFO Certificate”). The requirement to provide a Comfort Letter and CFO Certificate, as applicable, hereunder shall be waived if at the time of the required delivery of the Comfort Letter and CFO Certificate pursuant to this Agreement there is no Placement Notice outstanding or the Fund has suspended the sale of, or otherwise does not intend to sell, Placement Shares. Notwithstanding the foregoing, if the Fund subsequently decides to issue a Placement Notice or otherwise resume the sale of Placement Shares prior to the next occurring applicable Report or Financial Amendment, the Fund shall provide Wells Fargo Securities with a Comfort Letter and CFO Certificate, as applicable, at or prior to the issuance of such Placement Notice or the resumption of the sale of Placement Shares.

(r)       Opinion of Counsel for Wells Fargo Securities. On the date hereof and within three (3) Trading Days of each Representation Date with respect to which the Fund is obligated to deliver a certificate in the form attached hereto as Exhibit F for which no waiver is applicable, Wells Fargo Securities shall have received the favorable written opinion or opinions of Simpson Thacher & Bartlett LLP, counsel for Wells Fargo Securities, dated such date, with respect to such matters as Wells Fargo Securities may reasonably request.

(s)       Market Activities. The Fund will not, directly or indirectly, (i) take any action designed to cause or result in, or that constitutes or might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the Securities or (ii) sell, bid for, or purchase the Securities to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Securities to be issued and sold pursuant to this Agreement other than Wells Fargo Securities; provided, however, that the Fund may bid for and purchase its Common Stock in accordance with Rule 10b-18 under the Exchange Act; and provided further, that no such bids or purchases shall be made by the Fund during the three (3) Trading Days before or after any sale of any Securities pursuant to this Agreement.

(t)       Insurance. The Fund shall maintain, or caused to be maintained, insurance in such amounts and covering such risks as is reasonable and customary for companies engaged in similar businesses in similar industries.

(u)       Compliance with Laws. The Fund shall maintain, or cause to be maintained, all material environmental permits, licenses and other authorizations required by federal, state and local law in order to conduct their businesses as described in the Prospectus, and the Fund and each of its subsidiaries shall conduct their businesses, or cause their businesses to be conducted, in substantial compliance with such permits, licenses and authorizations and with applicable environmental laws, except where the failure to maintain or be in compliance with such permits, licenses and authorizations could not reasonably be expected to have a Fund Material Adverse Effect.

(v)       Securities Act, 1940 Act and Exchange Act. The Fund will use its best efforts to comply with all requirements imposed upon it by the Securities Act, 1940 Act and the Exchange

Act as from time to time in force, so far as necessary to permit the continuance of sales of, or dealings in, the Placement Securities as contemplated by the provisions hereof and the Prospectus.

(w)       No Offer to Sell. The Fund (including its agents and representatives, other than Wells Fargo Securities in its capacity as such) will not make, use, prepare, authorize, approve or refer to any written communication (as defined in Rule 405 under the Act), required to be filed with the Commission, that constitutes an offer to sell or solicitation of an offer to buy Placement Securities hereunder, except by means of the Prospectus.

(x)       Sarbanes-Oxley Act. The Fund and its subsidiaries will use their best efforts to comply with all effective applicable provisions of the Sarbanes-Oxley Act of 2002.

(y)       Subchapter M. The Fund will comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

(z)       Regulation M. If the Fund has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Fund or the Common Stock, it shall promptly notify Wells Fargo Securities and sales of the Placement Securities under this Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

SECTION 7. Payment of Expenses.

(a)       Expenses. The Fund will pay all costs, fees and expenses incurred in connection with performance of its obligations hereunder and in connection with the transactions contemplated under this Agreement, including, without limitation, (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment and supplement thereto, (ii) the word processing, printing and delivery to Wells Fargo Securities of this Agreement and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Placement Securities, (iii) the preparation, issuance and delivery of the certificates for the Placement Securities to Wells Fargo Securities, including any stock or other transfer taxes and any capital duties, stamp duties or other duties or taxes payable upon the sale, issuance or delivery of the Placement Securities to Wells Fargo Securities, (iv) the fees and disbursements of the counsel, accountants and other advisors to the Fund, (v) the printing and delivery to Wells Fargo Securities of copies of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by Wells Fargo Securities to investors, (vi) the fees and expenses of the custodian and the transfer agent and registrar for the Securities, (vii) the filing fees incident to, and the reasonable and documented fees and disbursements of counsel to Wells Fargo Securities in connection with, the review by FINRA of the terms of the sale of the Securities, (viii) the fees and expenses incurred in connection with the listing of the Placement Securities on the NYSE, (ix) the reasonable and documented disbursements of counsel for Wells Fargo Securities in connection with the copying and delivery of closing documents delivered by the Fund or the Fund’s accountants or counsel (including any local counsel) and (x) the reimbursement of Wells Fargo Securities for all of its reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Wells Fargo Securities incurred by Wells Fargo Securities in connection with the transactions contemplated by this Agreement up to $50,000 per calendar year (the “Expenses”). The Expenses shall be due and payable by the Fund to Wells Fargo Securities within five (5) business days of the Fund receiving notice thereof.

(b)       Termination of Agreement. If this Agreement is terminated by the Fund or the Adviser in accordance with the provisions of Section 8 or Section 12(a)(i) hereof, the Fund shall reimburse Wells Fargo Securities for all of their reasonable and documented out-of-pocket expenses, including the reasonable fees and disbursements of counsel for Wells Fargo Securities.

SECTION 8. Conditions of Wells Fargo Securities’ Obligations. The obligations of Wells Fargo Securities hereunder with respect to a Placement will be subject to the continuing accuracy and completeness of the representations and warranties of the Fund and the Adviser contained in this Agreement or in certificates of any officer of the Fund and the Adviser delivered pursuant to the provisions hereof, to the performance by the Fund and the Adviser of their covenants and other obligations hereunder, and to the following further conditions:

(a)       Effectiveness of Registration Statement. The Registration Statement and any Rule 462(b) Registration Statement shall have become effective and shall be available for (i) all sales of Placement Securities issued pursuant to all prior Placement Notices (each as amended by a corresponding Acceptance, if applicable) and (ii) the sale of all Placement Securities contemplated to be issued by any Placement Notice (each as amended by a corresponding Acceptance, if applicable).

(b)       No Material Notices. None of the following events shall have occurred and be continuing: (i) receipt by the Fund of any request for additional information from the Commission or any other federal or state governmental authority during the period of effectiveness of the Registration Statement, the response to which would require any post-effective amendments or supplements to the Registration Statement or the Prospectus; (ii) the issuance by the Commission or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose; (iii) receipt by the Fund of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Placement Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) the occurrence of any event that makes any material statement made in the Registration Statement or the Prospectus in any material respect or that requires the making of any changes in the Registration Statement, related Prospectus, or such documents so that, in the case of the Registration Statement, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and, that in the case of the Prospectus, it will not contain any materially untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(c)       No Misstatement or Material Omission. Wells Fargo Securities shall not have advised the Fund that the Registration Statement or Prospectus, or any amendment or supplement thereto, contains an untrue statement of fact that in Wells Fargo Securities’ reasonable opinion is material, or omits to state a fact that in Wells Fargo Securities’ opinion is material and is required to be stated therein or is necessary to make the statements therein not misleading.

(d)       Material Changes. Except as contemplated in the Prospectus, or disclosed in the Fund’s reports filed with the Commission, there shall not have been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business.

(e)       Opinion of Counsel. Wells Fargo Securities shall have received (i) the favorable opinions and letters of Fund Counsel and Maryland Counsel, required to be delivered pursuant to Section 6(o) on or before the date on which such delivery of such opinion is required pursuant to Section 6(o) and (ii) the favorable opinions and letters of Adviser Counsel and Illinois Counsel, required to be delivered pursuant to Section 6(p) on or before the date on which such delivery of such opinion is required pursuant to Section 6(p).

(f)       Representation Certificates. Wells Fargo Securities shall have received the certificates required to be delivered pursuant to Section 6(n) on or before the date on which delivery of such certificate is required pursuant to Section 6(n).

(g)       Accountant’s Comfort Letter and CFO Certificate. Wells Fargo Securities shall have received the Comfort Letter and CFO Certificate required to be delivered pursuant Section 6(q) on or before the date on which such delivery of such opinion is required pursuant to Section 6(q).

(h)       Approval for Listing. (i) The Placement Securities shall either have been approved for listing on NYSE, subject only to notice of issuance, or (ii) the Fund shall have filed an application for listing of the Placement Securities on NYSE at, or prior to, the issuance of any Placement Notice.

(i)       No Objection. Prior to the issuance of any Placement Notice, FINRA shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(j)       No Suspension. Trading in the Securities shall not have been suspended on the NYSE.

(k)       Additional Documents. On each date on which the Fund is required to deliver a certificate pursuant to Section 6(n), counsel for Wells Fargo Securities shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement.

(l)       Securities Act Filings Made. All filings with the Commission required by Rule 497 under the Securities Act to have been filed prior to the issuance of any Placement Notice hereunder shall have been made within the applicable time period prescribed for such filing by Rule 497.

(m)       Termination of Agreement. If any condition specified in this Section 8 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by Wells Fargo Securities by notice to the Fund, and such termination shall be without liability of any party to any other party except as provided in Section 7 hereof and except that, in the case of any termination of this Agreement, Sections 4, 9, 10, 11 and 20 hereof shall survive such termination and remain in full force and effect.

SECTION 9. Indemnification.

(a)       Indemnification by the Fund and the Adviser. The Fund and the Adviser, jointly and severally, agree to indemnify and hold harmless the Wells Fargo Securities, its affiliates, directors, officers, employees and agents, and each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act as follows:

(i)      against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information deemed to be a part thereof pursuant to Rule 497 under the 1940 Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included (A) in the Prospectus (or any amendment or supplement thereto) or (B) in any materials or information provided to investors by, or with the approval of, the Fund in connection with the marketing of any offering of Securities (“Marketing Materials”), including any roadshow or investor presentations made to investors by the Fund (whether in person or electronically), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 9(d) below) any such settlement is effected with the written consent of the Fund; and

(iii)    against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Wells Fargo Securities), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with the Agent Information.

(b)       Indemnification by Wells Fargo Securities. Wells Fargo Securities agrees to indemnify and hold harmless the Fund, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(i) of this Section 9, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with the Agent Information.

(c)       Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the indemnified parties shall be selected as follows: counsel to Wells Fargo Securities and each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by Wells Fargo Securities; and counsel to the Fund, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall be selected by the Fund. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for Wells Fargo Securities and each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and the fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for the Fund, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in each case in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 9 or Section 10 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)       Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 9(a)(ii) effected without its written consent if (i) such settlement is entered into more than forty-five (45) days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least thirty (30) days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(e)       Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 9 and in Section 10 hereof shall not affect any agreements among the Fund and the Adviser with respect to indemnification of each other or contribution between themselves.

SECTION 10. Contribution. If the indemnification provided for in Section 9 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and Wells Fargo Securities on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Adviser on the one hand and of Wells Fargo Securities on the other hand in connection with the statements or omissions.

The relative benefits received by the Fund and the Adviser on the one hand and Wells Fargo Securities on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Fund and the Adviser and the total commissions received by Wells Fargo Securities, in each case as set forth on the cover of the Prospectus, bear to the aggregate public offering price of the Securities as set forth on such cover.

The relative fault of the Fund and the Adviser on the one hand and Wells Fargo Securities on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund, by the Adviser or by Wells Fargo Securities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

Each of the Fund, the Adviser and Wells Fargo Securities agree that it would not be just and equitable if contribution pursuant to this Section 10 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 10. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 10 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 10, Wells Fargo Securities shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which Wells Fargo Securities has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 10, each person, if any, who controls Wells Fargo Securities within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as Wells Fargo Securities, and each director of the Fund, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Fund.

SECTION 11. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or signed by or on behalf of the Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of Wells Fargo Securities or controlling person, or by or on behalf of the Fund, or by or on behalf of the Adviser and shall survive delivery of the Securities to Wells Fargo Securities.

SECTION 12. Termination of Agreement.

(a)       Termination; General. Wells Fargo Securities may terminate this Agreement, by notice to the Fund or the Adviser, as hereinafter specified at any time if (i) there has been, since the time of execution of this Agreement or since the date as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Adviser and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business; or (ii) there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Wells Fargo Securities, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities; or (iii) trading in the Placement Securities has been suspended or limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange, the NYSE or the Nasdaq Global Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by order of the Commission, the FINRA or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or in Europe; or (iv) a banking moratorium has been declared by either Federal or New York authorities.

(b)       Termination by the Fund. The Fund shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in their sole discretion at any time after the date of this Agreement.

(c)       Termination by Wells Fargo Securities. Wells Fargo Securities shall have the right, by giving three (3) days’ notice as hereinafter specified to terminate this Agreement in its sole discretion at any time after the date of this Agreement.

(d)       Automatic Termination. Unless earlier terminated pursuant to this Section 12, this Agreement shall automatically terminate upon the issuance and sale of all of the Securities through Wells Fargo Securities on the terms and subject to the conditions set forth herein.

(e)       Continued Force and Effect. This Agreement shall remain in full force and effect unless terminated pursuant to Sections 12(a), (b), (c) or (d) above or otherwise by mutual agreement of the parties.

(f)       Effectiveness of Termination. Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided, however, that such termination shall not be effective until the close of business on the date of receipt of such notice by Wells Fargo Securities or the Fund, as the case may be. If such termination shall occur prior to the Settlement Date for any sale of Placement Securities, such Placement Securities shall settle in accordance with the provisions of this Agreement.

(g)       Liabilities. If this Agreement is terminated pursuant to this Section 12, such termination shall be without liability of any party to any other party except as provided in Section 7 hereof, and except that, in the case of any termination of this Agreement, Section 4, Section 9, Section 10, Section 11 and Section 20 hereof shall survive such termination and remain in full force and effect.

SECTION 13. Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to Wells Fargo Securities shall be directed to Wells Fargo Securities at Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention of Equity Syndicate; notices to the Fund and the Adviser shall be directed to it at Duff & Phelps Investment Management, 200 South Wacker Dr., Suite 500, Chicago, Illinois, Attention of William J. Renahan.

SECTION 14. Parties. This Agreement shall inure to the benefit of and be binding upon Wells Fargo Securities, the Fund, the Adviser and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than Wells Fargo Securities, the Fund, the Adviser and their respective successors and the controlling persons and officers and directors referred to in Sections 9 and 10 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of Wells Fargo Securities, the Fund and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from Wells Fargo Securities shall be deemed to be a successor by reason merely of such purchase.

SECTION 15. Adjustments for Stock Splits. The parties acknowledge and agree that all stock-related numbers contained in this Agreement shall be adjusted to take into account any stock split, stock dividend or similar event effected with respect to the Securities.

SECTION 16. Governing Law and Time. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 17. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.

SECTION 18. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Agreement by one party to the other may be made by facsimile or e-mail transmission.

SECTION 19. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:

“1940 Act Notification” means a notification of registration of the Fund as an investment company under the 1940 Act on Form N-8A, as the 1940 Act Notification may be amended from time to time.

“Advisers Act” means the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder.

“Adviser Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Adviser, whether or not arising in the ordinary course of business.

“Applicable Time” means the time of each sale of any Securities or any securities pursuant to this Agreement.

“Capital Stock” means any Common Stock or other capital stock of the Fund.

“Commission” means the Securities and Exchange Commission.

“EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval system.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Fund Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Fund or any of its subsidiaries is a party or by which the Fund or any of its subsidiaries is bound or to which any of the property or assets of the Fund.

“Fund Material Adverse Effect” means a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business.

“GAAP” means generally accepted accounting principles.

“NYSE” means the New York Stock Exchange.

“OFAC” means the Office of Foreign Assets Control of the U.S. Treasury Department.

“Organizational Documents” means (a) in the case of a corporation, its charter and by laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability Fund, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability Fund agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.

“Rule 405,” “Rule 415,” “Rule 462(b),” and “Rule 497” refer to such rules under the Securities Act.

“Rule 462(b) Registration Statement” means a registration statement filed by the Fund pursuant to Rule 462(b) for the purpose of registering any of the Securities under the Securities Act, including the documents incorporated by reference therein and the Rule 430A Information.

“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder or implementing the provisions thereof.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder.

All references in this Agreement to financial statements and schedules and other information that is “contained,” “included” or “stated” in the Registration Statement or the Prospectus (and all other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information that is incorporated by reference in the Registration Statement or the Prospectus, as the case may be.

All references in this Agreement to the Registration Statement, any Rule 462(b) Registration Statement, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR; and all references in this Agreement to “supplements” to Prospectus shall include, without limitation, any supplements, “wrappers” or similar materials prepared in connection with any offering, sale or private placement of any Placement Securities by Wells Fargo Securities outside of the United States.

SECTION 20. Absence of Fiduciary Relationship. Each of the Fund and the Adviser, severally and not jointly, acknowledges and agrees that:

(a)       Wells Fargo Securities is acting solely as agent and/or principal in connection with the public offering of the Securities and in connection with each transaction contemplated by this Agreement and the process leading to such transactions, and no fiduciary or advisory relationship between the Fund, the Adviser, or any of their respective affiliates, stockholders (or other equity holders), creditors or employees or any other party, on the one hand, and Wells Fargo Securities, on the other hand, has been or will be created in respect of any of the transactions contemplated by this Agreement, irrespective of whether or not Wells Fargo Securities has advised or is advising the Fund or the Adviser on other matters, and Wells Fargo Securities has no obligation to the Fund or the Adviser with respect to the transactions contemplated by this Agreement except the obligations expressly set forth in this Agreement;

(b)       the public offering price of the Securities set forth in this Agreement was not established by Wells Fargo Securities;

(c)       it is capable of evaluating and understanding, and understands and accepts, the terms, risks and conditions of the transactions contemplated by this Agreement;

(d)       Wells Fargo Securities has not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated by this Agreement and it has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate;

(e)       it is aware that Wells Fargo Securities and its respective affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Fund or the Adviser and Wells Fargo Securities has no obligation to disclose such interests and transactions to the Fund or the Adviser by virtue of any fiduciary, advisory or agency relationship or otherwise; and

(f)       it waives, to the fullest extent permitted by law, any claims it may have against Wells Fargo Securities for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that Wells Fargo Securities shall not have any liability (whether direct or indirect, in contract, tort or otherwise) to it in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on its behalf or in right of it or the Fund, the Adviser, or their employees or creditors.

[Signature Page Follows.]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Fund a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between Wells Fargo Securities and the Fund in accordance with its terms.

Very truly yours,

DNP SELECT INCOME FUND INC.

By: /s/ Alan M. Meder
Name: Alan M. Meder
Title: Treasurer and Assistant Secretary

DUFF & PHELPS INVESTMENT MANAGEMENT CO.

By: /s/ Nathan I. Partain
Name: Nathan I. Partain
Title: President

CONFIRMED AND ACCEPTED, as of the date first above written:

WELLS FARGO SECURITIES, LLC

By /s/ Elizabeth Alvarez
Authorized Signatory

EXHIBIT A

FORM OF PLACEMENT NOTICE

From:	[ ]

Cc:	[‘ ]

To:	[ ]

Subject: Equity Distribution—Placement Notice

Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Equity Distribution Agreement among DNP Select Income Fund Inc. (the “Fund”), Duff & Phelps Investment Management Co. (the “Adviser”) and Wells Fargo Securities, LLC (“Wells Fargo Securities”) dated June 26, 2018 (the “Agreement”), I hereby request on behalf of the Fund that Wells Fargo Securities sell up to [●] shares of the Fund’s common stock, par value $0.001 per share, at a minimum market price of [    ] per share.

[ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE TIME PERIOD IN WHICH SALES ARE REQUESTED TO BE MADE, SPECIFIC DATES UPON WHICH THE SHARES MAY NOT BE SOLD, THE MANNER IN WHICH SALES ARE TO BE MADE BY WELLS FARGO SECURITIES, AND/OR THE CAPACITY IN WHICH WELLS FARGO SECURITIES MAY ACT IN SELLING SHARES (AS PRINCIPAL, AGENT, OR BOTH).]

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EXHIBIT B

AUTHORIZED INDIVIDUALS FOR PLACEMENT NOTICES AND ACCEPTANCES

WELLS FARGO SECURITIES, LLC

Jennifer Lynch

Managing Director

(212) 214-6122

jennifer.r.lynch@wellsfargo.com

William O’Connell

Managing Director

(212) 214-6127

william.oconnell@wellsfargo.com

Josie Callanan

Associate

(212) 214-6128

josie.callanan@wellsfargo.com

DNP SELECT INCOME FUND INC.

Nathan I. Partain

President and Chief Executive Officer

(312) 917-6513

nathan.partain@dpimc.com

Daniel J. Petrisko

Senior Vice President and Assistant Secretary

(312) 917-6593

dan.petrisko@dpimc.com

Alan M. Meder

Treasurer and Assistant Secretary

(312) 917-6529

alan.meder@dpimc.com

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EXHIBIT C

COMPENSATION

Wells Fargo Securities shall be paid compensation equal to up to 2.0% of the gross proceeds from the sales of Securities pursuant to the terms of this Agreement.

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EXHIBIT D-1

FORM OF OPINION OF FUND COUNSEL

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EXHIBIT D-2

FORM OF NEGATIVE ASSURANCE LETTER OF FUND COUNSEL

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EXHIBIT D-3

FORM OF OPINION OF SPECIAL MARYLAND COUNSEL

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EXHIBIT E-1

FORM OF OPINION OF ADVISER’S COUNSEL

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EXHIBIT E-2

FORM OF OPINION OF SPECIAL ILLINOIS COUNSEL

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EXHIBIT F-1

FUND OFFICER’S CERTIFICATE

Each of the undersigned, solely in their respective capacities as officers of DNP Select Income Fund Inc. (the “Fund”), a Maryland corporation, does hereby certify in such capacity and on behalf of the Fund, pursuant to Section 6(n) of the Equity Distribution Agreement dated June 26, 2018 (the “Agreement”) by and among the Fund, Duff & Phelps Investment Management Co. and Wells Fargo Securities, LLC, as follows:

(i)       The undersigned has read the Registration Statement;

(ii)       The representations and warranties of the Fund in Section 4 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(iii)       The Fund has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by Wells Fargo Securities, LLC).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Equity Distribution Agreement.

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EXHIBIT F-2

ADVISER OFFICER’S CERTIFICATE

Each of the undersigned, solely in their respective capacities as officers of Duff & Phelps Investment Management Co. (the “Adviser”), an Illinois corporation, does hereby certify in such capacity and on behalf of the Fund, pursuant to Section 6(n) of the Equity Distribution Agreement dated June 26, 2018 (the “Agreement”) among DNP Select Income Fund Inc., the Adviser and Wells Fargo Securities, LLC, as follows:

(i)       The undersigned has read the Registration Statement;

(ii)       The representations and warranties of the Adviser in Section 4 of the Agreement are true and correct on and as of the date hereof with the same force and effect as if expressly made on and as of the date hereof, except for those representations and warranties that speak solely as of a specific date and which were true and correct as of such date; and

(iii)       The Adviser has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied pursuant to the Agreement at or prior to the date hereof (other than those conditions waived by Wells Fargo Securities, LLC).

Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Equity Distribution Agreement.

F-1

EXHIBIT G

FORM OF OPINION OF FUND COUNSEL

SEMI-ANNUAL & ANNUAL REPORT FILINGS

The Registration Statement has become effective under the Securities Act and the Prospectus was filed on [—], 2018 pursuant to Rule 497(h) under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or order pursuant to Section 8(e) of the 1940 Act has been issued or proceeding for that purpose instituted or threatened by the Commission.

No facts have come to our attention that causes us to believe that (a) the Registration Statement, as of the date it became effective under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (b) the Prospectus, as of the date hereof, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading

We are not expressing a view in clauses (a) and (b) above as to the financial statements and related schedules or the other financial or accounting data included or incorporated by reference in the Registration Statement or the Prospectus or omitted therefrom.

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EXHIBIT H

FORM OF CFO CERTIFICATE

This certificate of DNP Select Income Fund Inc., a Maryland corporation (the “Fund”), is being delivered on behalf of the Fund by [                    ], in connection with the Equity Distribution Agreement, dated June 26, 2018, among the Fund, Duff & Phelps Investment Management Co., Wells Fargo Securities, LLC (“Wells Fargo Securities”) in relation to the issuance and sale from time to time of shares of up to                     shares of the Fund’s common stock through Wells Fargo Securities.

I hereby certify that I am the duly elected Chief Financial Officer of the Fund.

I have reviewed the Fund’s unaudited semi-annual financial statements and financial highlights as of and for the semi-annual period ended [     ,] 20     attached hereto as Exhibit A and included in the Fund’s semi-annual report on Form N-CSRS (the “Semi-Annual Financial Statements”) and for purposes of this certification, have inquired of other officials of the Fund, as necessary, who have responsibility for certain financial and accounting matters.

Nothing has come to my attention based on my review of the Semi-Annual Financial Statements and my inquiries of other Fund officials as stated above, that causes me to believe that:

(a) any material modifications should be made to the Semi-Annual Financial Statements for them to be in conformity with accounting principles generally accepted in the United States of America; and

(b) the Semi-Annual Financial Statements do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, and the rules and regulations adopted thereunder by the Securities and Exchange Commission.

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